Exhibit 99.4

News Release

P.O. Box 110 • Route 5 • South Deerfield • MA • 01373-0110

FOR IMMEDIATE RELEASE

Contact: Gregory Hunt

(413) 665-8306, Ext. 4414

The Yankee Candle Company, Inc. Announces Completion by Parent Company of $315 Million Senior Notes Offering

SOUTH DEERFIELD, MA.—(BUSINESS WIRE)—February 9, 2011—The Yankee Candle Company, Inc. (“Yankee Candle” or the “Company”) announced today the completion of the offering by its indirect parent, YCC Holdings LLC (“YCC Holdings”), of $315,000,000 aggregate principal amount Senior Notes due 2016 at an issue price of 98.00% plus accrued interest from February 9, 2011 (the “Notes”).

The Notes were issued in a private offering that is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), to qualified institutional buyers in accordance with Rule 144A under the Securities Act and to certain persons outside of the U.S. pursuant to Regulation S under the Securities Act.  The Notes have not been registered under the Securities Act or any state or other securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements of the Securities Act and applicable state securities laws.

YCC Holdings intends to use the net proceeds from the offering of the Notes to make a distribution to its parent company, which will in turn make a distribution to certain of its equity holders and to make payments to certain members of Yankee Candle management that hold equity in such parent company.

About Yankee Candle:

The Yankee Candle Company, Inc. is the leading designer, manufacturer, wholesaler and retailer of premium scented candles, based on sales, in the giftware industry.  Yankee Candle has a 40-year history of offering distinctive products and marketing them as affordable luxuries and consumable gifts.  The Company sells its products through a North American wholesale customer network of approximately 20,200 store locations; a growing base of Company owned and operated retail stores (515 Yankee Candle Stores located in the U.S. as of January 1, 2011), direct mail catalogs, and its Internet website (www.yankeecandle.com).  Outside of North America, the Company sells its products primarily through its subsidiary, Yankee Candle Company (Europe), Ltd., which has an international wholesale customer network of approximately 5,000 store locations and distributors covering a combined 47 countries as of January 1, 2011.

This press release may contain certain information constituting “forward-looking statements” for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. Forward-looking statements include but are not limited to the statements contained herein with respect to management’s current estimates of the Company’s financial and operating results and any other statements concerning the Company’s or management’s plans, objectives, goals, strategies, expectations, estimates, beliefs or projections, or any other statements concerning future performance or events.  Actual results could differ materially from those indicated by these forward-looking statements as a result of various risks and uncertainties, including but not limited to the following: risks associated with the current economic conditions and uncertain future outlook, including the credit and liquidity crisis; risks associated with customized manufacturing and distribution facilities; the inability to grow our business as planned; increases in the cost of wax; risks associated with competition in the giftware industry; risks associated with a material decline in consumers’ discretionary income; compliance with environmental laws and regulations; the inability to successfully open new stores; the loss or significant deterioration in the financial condition of wholesale customers; risks associated with the bankruptcy of wholesale customers; risks associated with our use of third-party fulfillment providers to supply goods to certain of our customers; disruption of product supply; the inability of counterparties to the Company’s senior secured credit facility and interest rate swaps to fulfill their obligations thereunder; risks associated with our dependence upon one industry; the loss of senior executive officers or the inability to attract and retain talent; the impact of pre-tax, non-cash impairment charges related to goodwill and other intangible assets; risks associated with our international operations; and the impact of seasonal and quarterly fluctuations on our business.  Any forward-looking statements represent our views only as of today and should not be relied upon as representing our views as of any subsequent date.  While we may elect to update certain forward-looking statements at some point in the future, we specifically disclaim any obligation to do so even if experience or future events may cause the views contained in any forward-looking statements to change.

SOURCE The Yankee Candle Company, Inc.